Exhibit 99.1

ORION ENERGY SYSTEMS, INC. ANNOUNCES 1-FOR-10 REVERSE STOCK SPLIT

MANITOWOC, WI – August 19, 2025: Orion Energy Systems, Inc. (NASDAQ: OESX) (Orion Lighting), a provider of energy-efficient LED lighting, electric vehicle charging station and maintenance service solutions, announced today that its Board of Directors and shareholders approved a 1-for-10 reverse stock split of the Company’s common stock, no par value per share, which will be effective at 12:01 a.m., Central Time, on August 22, 2025 (the “Reverse Stock Split”). Orion’s common stock will continue to be traded on The Nasdaq Capital Market on a split-adjusted basis beginning on August 22, 2025, under the Company’s existing trading symbol “OESX.”

The Reverse Stock Split is intended to increase the bid price of the Company’s common stock so that Orion can regain compliance with the minimum bid price requirement of $1.00 per share for continued listing on The Nasdaq Capital Market. The new CUSIP number following the Reverse Stock Split will be 686275 207. The Company filed an Amendment to its Amended and Restated Articles of Incorporation with the Wisconsin Department of Financial Institutions on August 19, 2025 to effect the Reverse Stock Split.

The Reverse Stock Split will affect all shareholders uniformly and will not alter any shareholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split results in that shareholder owning a fractional share as described in more detail below.

The Reverse Stock Split will reduce the number of shares of common stock issued and outstanding from approximately 35.2 million to approximately 3.5 million. The total number of authorized shares of common stock will also be reduced proportionally from 200,000,000 to 20,000,000. No fractional shares will be issued in connection with the Reverse Stock Split. In lieu, thereof, each shareholder who would be entitled to receive a fractional share will be entitled to receive a cash payment equal to the product of the closing price on the day immediately prior to effectiveness of the Reverse Stock Split and the amount of the fractional share.

The Reverse Stock Split will also result in proportional adjustments being made to all outstanding options, restricted stock, performance shares, or similar securities entitling their holders to receive or purchase shares of our common stock.

Equinity Trust Company, LLC (“EQ”), the Company’s transfer agent, will act as the exchange agent for the Reverse Stock Split. EQ will provide instructions to any shareholders with physical stock certificates regarding the process for exchanging their certificates for split-adjusted shares into “book-entry form.” Shares held by shareholders in “street name” will have their accounts automatically credited by their brokerage form, bank or other nominee, as will any shareholders who held their shares in book-entry form at EQ.

About Orion Energy Systems (www.orionlighting.com)

Orion provides energy efficiency and clean tech solutions, including LED lighting and controls, electrical vehicle (EV) charging solutions, and maintenance services. Orion specializes in turnkey design-through-installation solutions for large national customers, as well as projects through ESCO and distribution partners, with a commitment to helping customers achieve their business and environmental goals with healthy, safe and sustainable solutions that reduce their carbon footprint and enhance business performance.

Orion is committed to operating responsibly throughout all areas of our organization. Learn more about our Sustainability and Governance priorities, goals and progress here or visit our website at www.orionlighting.com.

Safe Harbor Statement

Certain matters discussed in this press release, are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or words of similar import. Similarly, statements that describe our future plans, objectives or goals, including our ability to maintain the listing of our common stock on the Nasdaq Capital Market, are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected including, but not limited to, the risks described in our filings with the Securities and Exchange Commission.

Shareholders, potential investors and other readers are urged to consider risks and uncertainties carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://investor.oriones.com/ in the Investor Relations section of our Website. Except as required by applicable law, we assume no obligation to update any forward-looking statements publicly or to update the reasons why actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

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Investor Relations Contacts
Per Brodin, CFO	William Jones; David Collins
Orion Energy Systems, Inc.	Catalyst IR
pbrodin@oesx.com	(212) 924-9800 or oesx@catalyst-ir.com